UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On April 23, 2007 and April 25, 2007, Ms. Nadine Smith and Mr. Robert Gist, respectively, advised the Company that they intended to retire at the end of their current terms as directors. Accordingly, they advised the Company that they did not wish to stand for election at the next Annual Meeting of Shareholders. On April 25, 2007, the Board of Directors acknowledged their request and determined, assuming they complete their current terms as directors, that they will be considered to have retired as directors and that the one year vesting period applicable to the stock options and restricted stock granted to them as directors at the beginning of this fiscal year will be shortened to the last day of their service as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

April 27, 2007	By:	/s/ William L. Moll, Jr.

Name: William L. Moll, Jr.
Title: General Counsel and Secretary